UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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MIMEDX GROUP, INC.

(Name of registrant as specified in its charter)

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On June 2, 2022, the Registrant published a Press Release as set forth below:

MIMEDX Addresses Presentation by Prescience Point

Company Highlights Factually Accurate Information Already Provided

Urges Shareholders to Vote “FOR” MIMEDX’s Highly Qualified and Independent Directors – James L. Bierman and Phyllis Gardner, M.D. On the WHITE Proxy Card Today

MARIETTA, Ga., June 2, 2022 – MiMedx Group, Inc. (NASDAQ: MDXG) (“MIMEDX” or the “Company”), a transformational placental biologics company, today addressed the highly misleading presentation published by Prescience Point on May 31, 2022, which mischaracterizes important facts and relies on outdated and irrelevant information. MIMEDX has regularly communicated factual, transparent and robust updates to shareholders around the decisive actions taken to successfully sustain, stabilize and grow the Company over the past three years, including its clear strategy for long-term shareholder value creation. The Company reminds shareholders to visit www.votemimedx.com for access to communications materials that have been issued in connection with the 2022 Annual Meeting of Shareholders, including a comprehensive investor presentation, as well as shareholder letters and press releases, which are also available on www.mimedx.com.

Shareholders deserve the truth when considering any information published by Prescience Point:

•	MIMEDX’s executive compensation plan is directly aligned with shareholder value creation and pay levels are well within the average range in comparison with our peer group

•

The Compensation Committee worked with the entire Board to create a framework to transition the compensation program to align with where MIMEDX is today, implementing best practice pay-for-performance metrics consistent with industry expectations.

•	Now that our management team has achieved the objective of putting MIMEDX on solid ground, our compensation program will focus more heavily on the performance of our growth strategy.

•

Despite misstatements from Prescience Point, the fact is that NONE of the Company’s executive officers received annual cash bonuses at their 2021 target levels, in part due to the decline in the Company’s stock price.

•	EW Healthcare is a substantial MIMEDX shareholder whose investment is directly linked to the performance of MIMEDX common stock, ensuring the alignment of its interests with those of all shareholders

•

MIMEDX’s 2020 capital raise, conducted in the midst of the COVID-19 pandemic, was the culmination of an extensive review of potential financial alternatives by the Board of Directors, in consultation with the Company’s professional and financial advisors. This strategic financing was prudent and beneficial to the Company and provided resources critical to stabilizing the business, prioritizing investments and pursuing attractive growth opportunities, signifying a clear turning point for the business.

•

Despite Prescience Point’s misleading statements, the truth is that when EW Healthcare and the Company entered into their non-binding term sheet for EW to invest in the Company, the conversion price of EW Healthcare’s preferred stock was set at a premium to where MDXG shares were then trading. In fact, the conversion price was set at $3.85 per share, and the closing price that day was $3.47 per share.

•

Today, EW only has TWO seats on the Board despite the firm’s nearly 20% ownership stake in MIMEDX. Prescience Point falsely claims that Dr. Gardner is affiliated with EW, when in fact, she was identified as one of several Board candidates by a third-party executive search firm based on her strong independent credentials, significant operating expertise and decades of experience in medicine and healthcare. As Prescience Point is well aware, Dr. Gardner had no affiliation with EW Healthcare for nearly a decade at the time of her appointment.

•

Despite the fact that Prescience Point has actively been selling down its interest in the Company and today owns less than 7% of MIMEDX’s outstanding shares, Prescience Point has already nominated THREE directors to the Board. In addition, Prescience Point most recently demanded two additional Board seats, including the right to designate the Board Chair.

•	Prescience Point relies on outdated, misleading and inapplicable information to push its own agenda

•

Prescience Point has explicitly and repeatedly stated its interest in a quick sale of AMNIOFIX. While the Company regularly evaluates strategic, financial and capital market opportunities to maximize shareholder value, any such analyses should be focused on valuation, not just timing, and not centered on one shareholder’s desire for a liquidity event.

•

Prescience Point’s presentation portrays selected data that is focused on buyouts related to cancer-focused companies and therapies addressing the central nervous system, neither of which is relevant to MIMEDX, its product lines, or its target markets.

•

Furthermore, the data that Prescience Point leverages from EvaluatePharma shows that the majority of clinical-stage biotech companies sold between 2014 and 2018 had their most advanced and well-characterized asset in the pre-clinical stage or in Phase II. In fact, there are many more companies with their most advanced asset in the preclinical to Phase II stages rather than in Phase III, simply due to the declining rate of success of clinical trials as companies move through each phase. Prescience Point also fails to present information on the hundreds or possibly thousands of clinical stage biotech companies that were not sold.

•

Finally, there is no clear basis for Prescience Point’s stated market share or price per AMNIOFIX injection, and its market share estimates appear to be based on an outdated 2016 study referenced in its May 31st presentation.

•

The current leadership team inherited the status and stage of its knee osteoarthritis (“KOA”) clinical trials, which began in 2018, and has worked diligently over the past three years to safeguard against further disruption

•	MIMEDX’s management team has implemented key success factors and numerous improvements in the Company’s R&D, Operations and Manufacturing organizations.

•

Following 2019 FDA inspections that resulted in 24 observations, the Company completed more than 170 remediation actions, hired Robert Stein (August 2020, R&D), hired Dirk Stevens (April 2021, Quality & Regulatory), added and upgraded clean room and controlled environment space advancing to Current Good Manufacturing Practices, formed the Advanced Science & Technology committee on the Board, significantly improved the rigor of clinical, regulatory, manufacturing and operations support, implemented enabling systems and technologies for clinical trial management, and more than doubled its R&D headcount. Numerous decisive steps have been taken to build supporting infrastructure and increase the Company’s probability for success in R&D initiatives and its clinical trial programs.

•

Prescience Point falsely implies that MIMEDX had an opportunity to “stop” the Phase 2B KOA trial of its micronized dehydrated human amnion chorion membrane (“mdHACM”) product. Under the highly regulated and closely monitored clinical trial procedures, MIMEDX was required, based on the study’s planned blinded interim analysis, to decide between expanding the trial to capture more data, increasing the power to observe statistically and clinically significant results, or proceeding with the existing patient cohort size. The studies were not designed with stopping rules for effectiveness or failure, but to assess the adequacy of the planned sample sizes, an appropriate approach for studies in these indications and of this novelty. This is a further demonstration of Prescience Point’s lack of understanding (or utter disregard) of regulated clinical trials and, indeed, the healthcare industry in general.

•

Leveraging the promising data derived from our Phase 2B KOA study, we are now taking critical steps to accelerate the initiation of trial enrollment in our KOA clinical trial program in 2022, and we anticipate a BLA filing in late 2025 with a greater probability of success.

•	MIMEDX has an established history of transparency and constructive shareholder engagement

•	MIMEDX communicates directly and regularly in a responsible, compliant and transparent manner regarding our results and prospects.

•	In close to 350 meetings since our relisting in November 2020, we have kept investors informed about our pipeline potential in a timely and prudent manner, consistent with SEC and FDA guidelines.

•

During the Company’s December 2021 Investor Day, which attracted more than 445 attendees, we spent a significant amount of time on the AMNIOFIX/mdHACM opportunity as a potential blockbuster biologic; this included recent trial results, key findings, the Company’s path forward, and possible variables in the Total Addressable Market for mdHACM.

•	There are no shortcuts in this business, and we will continue to maintain an open dialogue with all our shareholders and solicit their constructive input as we move forward.

MIMEDX will host its 2022 Annual Meeting of Shareholders on Tuesday, June 7, 2022, at 9:00 a.m. Eastern Time, which will be held in virtual format at www.cesonlineservices.com/mdxg22_vm. MIMEDX shareholders of record as of 5:00 p.m. Eastern Time on April 11, 2022, will be entitled to vote at the Annual Meeting.

MIMEDX reminds shareholders that every vote is important, no matter how many or few shares it represents. The Company strongly urges shareholders to vote “FOR” all of the Company’s proposals on the WHITE proxy card today.

Your Vote Is Important, No Matter How Many or How Few

Shares You Own

You can vote by Internet, telephone or by signing and dating the WHITE proxy card and mailing it in the envelope provided.

If you have any questions about how to vote your shares, or need additional assistance, please contact:

MORROW

SODALI

MDXG@investor.morrowsodali.com

(203) 658-9400

or

Toll-Free (800) 662-5200

About MIMEDX

MIMEDX is a transformational placental biologics company, developing and distributing placental tissue allografts with patent-protected, proprietary processes for multiple sectors of healthcare. As a pioneer in placental tissue engineering, we have both a commercial business, focused on addressing the needs of patients with acute and chronic non-healing wounds, and a promising late-stage pipeline targeted at decreasing pain and improving function for patients with degenerative musculoskeletal conditions. We derive our products from human placental tissues and process these tissues using our proprietary methods, including the PURION® process. We employ Current Good Tissue Practices, Current Good Manufacturing Practices, and terminal sterilization to produce our allografts. MIMEDX has supplied over two million allografts, through both direct and consignment shipments. For additional information, please visit www.mimedx.com.

Important Cautionary Statement

This press release includes forward-looking statements. Statements regarding: (i) our belief that the long term strategy we have chosen is in the best interests of our shareholders; (ii) our belief that as we continue to execute against our stated objectives and navigate our next phase of growth, we are well positioned for the future; and (iii) our belief that the experience, expertise, and commitment of the MIMEDX leadership team, as overseen by our Board of Directors, will help position the Company for further future success and value creation. Additional forward-looking statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “goal,” “outlook,” “potential,” “will,” “preliminary,” and similar expressions, and are based on management’s current beliefs and expectations.

Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from expectations include: (i) future sales are uncertain and are affected by competition, access to customers, patient access to healthcare providers, and many other factors; (ii) the status, timing, results, and expected results of the Company’s clinical trials, planned regulatory submissions and regulatory approvals, and our expectations regarding our ability to potentially accelerate the timing of any trial or regulatory submission, depend on a number of factors including favorable trial results, patient access, and our ability to manufacture in accordance with Current Good Manufacturing Practices (CGMP) and appropriate chemistry and manufacturing controls; (iii) the Company may change its plans due to unforeseen circumstances, or delays in analyzing and auditing results, and may delay or alter the timeline for future trials, analyses, or public announcements; (iv) our access to hospitals and health care provider facilities could be restricted as a result of the ongoing COVID-19 pandemic or other factors; (v) the results of scientific research are uncertain and may have little or no value; (vi) our ability to sell our products in other countries depends on a number of factors including adequate levels of reimbursement, regulatory approvals, market acceptance of novel therapies, and our ability to build and manage a direct sales force or third party distribution relationship; (vii) the effectiveness of amniotic tissue as a therapy for particular indications or conditions is the subject of further scientific and clinical studies; and (viii) we may alter the timing and amount of planned expenditures for research and development based on the results of clinical trials and other regulatory developments. The Company describes additional risks and uncertainties in the Risk Factors section of its most recent annual report and quarterly reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and the Company assumes no obligation to update any forward-looking statement.

Important Additional Information

The Company, its directors, director nominees, and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the 2022 annual meeting of shareholders (the “2022 Annual Meeting”). The Company has filed a definitive proxy statement and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN

THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2022 Annual Meeting contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors, director nominees, and executive officers in the matters to be acted upon at the 2022 Annual Meeting. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at www.mimedx.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2021. Shareholders are able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement, and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge on the Company’s website at www.mimedx.com.

Contacts

Investors:

Jack Howarth

Investor Relations

404-360-5681

jhowarth@mimedx.com

Media:

Hilary Dixon

Corporate & Strategic Communications

404-323-4779

hdixon@mimedx.com